UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 20, 2019, we entered into a letter agreement with John L. Kimble (the “Employment Agreement”). The Employment Agreement provides that Mr. Kimble will be our Executive Vice President and Chief Financial Officer as an at-will employee at an annual salary of $500,000. Mr. Kimble will also receive a grant of $250,000 restricted stock units (“RSUs”) on the date hereof and annual grants of $250,000 of RSUs for the initial year and $500,000 annual grants of RSUs for every year thereafter. The number of shares in each annual grant of RSUs will be determined by the closing price of our common stock on the last trading day prior to the day of each annual grant. 60% ($150,000 for the first year and $300,000 thereafter) of each annual grant of RSUs will be subject to three year “cliff vesting” (i.e. vesting is based upon performance at the close of the three year performance period), with vesting of each annual grant of RSUs determined by the following performance measures: (i) Total shareholder return as compared to the Russell 2000 Index (weighted 50%); (ii) Net revenue growth as compared to the Company’s peer group (weighted 25%), and (iii) EBITDA growth as compared to the Company’s peer group (weighted 25%). 40% ($100,000 for the first year and $200,000 thereafter) of each annual grant of RSUs will vest in 3 equal annual installments commencing on the first anniversary of the date of grant and on the second and third anniversaries thereafter. The Employment Agreement also contains provisions relating to benefits, change of control, and an annual performance-based bonus award equal to up to 125% of base salary.

The foregoing is only a summary of certain of the terms of the Employment Agreement. For a complete description, a copy of the Employment Agreement is annexed hereto in its entirety as an exhibit.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2019, Mr. John L. Kimble became our Executive Vice President and Chief Financial Officer. Mr. Kimble, age 50, has no prior employment history with us nor is he related to any of our executive officers or directors.

Mr. Kimble worked for over 12 years at various positions at The Walt Disney Company, as VP/Finance, Strategy, Operations and Business Development. More recently, Mr. Kimble spent six years at Mattel, Inc. where he served in various positions and concluded his career there as VP/Head of Corporate Development – Licensing Acquisitions – M&A. In between his service at Disney and Mattel, John spent a couple of years as an entrepreneur at a start-up gaming company. He began his career as a consultant for Mars & Co., a global strategy consulting firm. Mr. Kimble received his Bachelor’s Degree in Management Science, Concentration in Finance, Minor in Economics from Sloan School, Massachusetts Institute of Technology (M.I.T.) and has a Master of Business Administration (MBA) from the Wharton School of the University of Pennsylvania.

As described above, we entered into an Employment Agreement with Mr. Kimble.

On November 18, 2019, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 4 to Mr. Berman’s Second Amended and Restated Employment Agreement, dated as of November 11, 2010 (the “Employment Agreement”). The terms of Mr. Berman’s Employment Agreement have been amended as follows: (i) to extend the Term of the Employment Agreement for an additional year through December 31, 2021; (ii) addition of a 2021 performance bonus opportunity in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the Annual Restricted Stock Grant provided for under section 3(b) of the Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to such Annual Restricted Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Employment Agreement, as amended by the fourth amendment.

The foregoing description of the fourth amendment to the Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We mailed a Proxy Statement on or about October 28, 2019 to our stockholders of record as of September 20, 2019 in connection with our Special Meeting of Stockholders, which was held on November 15, 2019 at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, 90401. At the Meeting, the stockholders voted on two matters as follows: (i) the adoption of a proposal to approve the issuance of an amount of our common stock in excess of 19.9% of the shares of our common stock outstanding immediately prior to August 7, 2019, which was approved, and (ii) the adoption of a proposal to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to classify our Board of Directors into three classes with staggered three-year terms, which was approved.

The first matter upon which the stockholders voted was the proposal to approve a transaction which could result in the issuance of an amount of stock in excess of 19.9% of our outstanding shares of common stock, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
23,040,668	280,779	18,400

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

The second matter upon which the stockholders voted was the proposal to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to classify our Board of Directors into three classes with staggered three-year terms, which matter was approved. The tabulation of the votes (both in person and by proxy) was as follows:

For	Against	Abstentions
20,011,431	3,309,405	19,011

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Letter Agreement dated November 18, 2019 between Registrant and John L. Kimble

10.2	Amendment No. 4 to the Second Amended and Restated Employment Agreement of Stephen G. Berman

99.1	Press Release dated November 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: November 20, 2019
	By:	/s/ STEPHEN G. BERMAN
Stephen G. Berman, CEO